**PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO RULE 601(B)(10) OF REGULATION S-K. THE OMITTED INFORMATION IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED

LOAN AGREEMENT
This Loan Agreement, made this 28th day of February, 2024 between CORNERSTONE BANK, a North Dakota state chartered bank, whose address is 2280 45th St. S., Fargo, ND 58104 (“Lender”), and APLD GPU-01, LLC, a Delaware limited liability company, whose address is 3811 Turtle Creek Blvd., Ste 2100, Dallas, TX 75219 (“Borrower”).

RECITALS
A.Borrower has requested Lender to lend it up to $16,000,000.00 on a term loan basis (the “Loan”).
B.The proceeds of the Loan will be used to finance, in part, existing improvements to Real Property.
C.Lender is willing to lend Borrower up to $16,000,000.00 on the terms and the conditions set forth below.
D.Lender would not make this loan to Borrower but for the guaranties of the Guarantors.
E.In consideration of the matters described above, and of the mutual benefits and OBLIGATIONS set forth in this Agreement, the parties agree as follows:

1.DEFINITIONS
1.1.As used in this Agreement, the following terms have the following definitions:
a.“Accounts,” “Chattel Paper,” “Contracts,” “Contract Rights,” “Documents,” “Equipment,” “Fixtures,” “General Intangibles,” “Goods,” “Instruments,” and “Inventory” shall have the same respective meanings as are given to those terms in the Uniform Commercial Code as enacted in North Dakota.
b.“Accessories” means all fixtures, fittings, apparatus, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies, and other articles of personal property and replacements thereof, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by Borrower, which are now or hereafter attached to, affixed to, placed upon or situated in, on or about the Real Property or Improvements, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, or acquired (whether delivered to the Real Property or stored elsewhere) for use or installation in or on the Real Property or Improvements, and all Additions to the foregoing, all of which are hereby declared to be permanent accessions to the Real Property.
c.“Additions” mean any and all alterations, additions, accessions, and improvements to property, substitutions therefor, and renewals and replacements thereof.
d.“ADA and Environmental Indemnity Agreement” shall mean the ADA and Environmental Indemnity Agreement executed by Borrower and Guarantors of even date herewith.
e.“Collateral Documents” means the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, Security Agreement, Collateral Assignment of Contracts, and the Guaranties specified in Section 4 of this Agreement.

f.“Debt Service Coverage Ratio – Post-Distribution” means the EBIDA, after distributions, divided by the sum of the interest expense and the current principal portion of long-term debt (but excluding contingent guaranty obligations) for a stated period.
g.“Debt Service Coverage Ratio – Pre-Distribution” means the EBIDA, before distributions, divided by the sum of the interest expense and the current principal portion of long-term debt (but excluding contingent guaranty obligations) for a stated period.
h.“EBIDA” means earnings before interest, depreciation, and amortization.
i.“Financial Statements” means the balance sheets of Borrower and Guarantor as of each entity’s fiscal year end, and statements of income and retained earnings of Borrower and Guarantor for the years or months ended on those dates.
j.“Guarantors” mean Applied Digital Corporation, APLD Hosting, LLC and Sai Computing, LLC.
k.“Improvements” means all buildings, structures, and replacements thereof and other improvements now or hereafter existing, erected or placed on the Real Property, including all plant equipment, apparatus, machinery and fixtures of every kind and nature whatsoever forming part of said structures and/or buildings together with any on-site improvements and off-site improvements in any way used or to be used in connection with the use, enjoyment, occupancy, or operation of the Real Property.
l.“Indebtedness” means, as to Borrower, all items of indebtedness, obligation, or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, but not limited to:
i.all indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;
ii.all indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise:
A.to purchase such indebtedness;
B.to purchase, sell, or lease (as lessee or lessor) property, products, materials, or supplies, or to purchase or sell services, primarily for the purpose of enabling Borrower to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or
C.to supply funds to or in any other manner invest in the debtor;
iii.all indebtedness secured by (or for which the holder of the indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance on property owned or acquired subject to the same, whether or not the liabilities secured by the same have been assumed; and
iv.all indebtedness incurred as the lessee of goods or services under leases that, in accordance with generally accepted accounting principles, should not be reflected on the lessee’s balance sheet.
m.“Laws” means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any government or political subdivision or agency, or any court or similar entity.

n.“Leases” means all leases, license agreements. and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder.
o.“Obligations” means the obligation of Borrower:
i.to pay the principal or any interest on the Note in accordance with its terms and to satisfy all of its other liabilities to Lender, whether under this Agreement or any other agreement between Borrower and Lender, whether now existing or later incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals, and substitutions;
ii.to repay to Lender all amounts advanced by Lender under this Agreement, any other agreement between Borrower and Lender, or otherwise on behalf of Borrower, including, but not limited to, advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the collateral; and
iii.to reimburse Lender, on demand, for all of Lender’s expenses and costs, including reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the Documents required under this Agreement, including, but not limited to, any proceeding brought or threatened to enforce payment of any of the Obligations referred to in subparagraphs i and ii of this section.
p.“Permitted Liens” means:
i.liens for taxes, assessments, or similar charges, incurred in the ordinary course of business, that are not yet due and payable;
ii.encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of Real Property, none of which materially impairs the use of such property by Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed structures or land use;
iii.liens in favor of Lender;
iv.the following, if the validity or amount is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution on them have been stayed and continued to be stayed and they do not, in the aggregate, materially detract from the value of the property of Borrower, or materially impair its use in the operation of the business:
A.claims or liens for taxes, assessments, or charges due and payable and subject to interest or penalty;
B.claims, liens, and encumbrances on, and defects of title to, real or personal property, including any attachment of personal or Real Property or other legal process prior to adjudication of a dispute on the merits; and
C.adverse judgments on appeal; and

v.Mortgage and Security Agreement and Fixture Financing Statement with Assignment of Rents and Leases and with Deficiency Rights executed by APLD Hosting, LLC to Starion Bank, in the original amount of $15,000,000.00, dated July 25, 2022 and filed for record with the Stutsman County Recorder’s Office on August 4, 2022 at 10:10 a.m. as Document No. 0241530.
q.“Person” means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court, or government or political subdivision or agency.
r.“Personal Property” means one or more or all of the real property identified in Exhibit B to this Agreement.
s.“Property” means Real Property and Personal Property.
t.“Real Property” means one or more or all of the real property identified in Exhibit A to this Agreement.
u.“Records” means correspondence, memoranda, tapes, disks, papers, books, and other Documents, or transcribed information of any type, whether expressed in ordinary or machine-readable language.
v.“Security Instruments” mean the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, the Security Agreement, and the Contract Assignments specified in Section 4 of this Agreement.
w."Security Interests” means the security interests granted to Lender by the Security Instruments.
x.“Subsidiary” means any corporation of which more than 50% of the outstanding voting securities, at the time of determination, shall be owned directly or indirectly through one or more intermediaries by Borrower.
y.“Transfer” means any direct or indirect sale, assignment, conveyance, or transfer, including any Contract of Sale and any other contract or agreement to sell, assign, convey or transfer, in whole or in part, whether made voluntarily or by operation of Law or otherwise, and whether made with or without consideration.
2.THE LOAN
2.1.Disbursement of the Loan. The Lender will deposit the proceeds of the Loan to Borrower’s direct deposit account.
2.2.General terms. Subject to the terms of this Agreement, Lender will lend Borrower the principal sum of $16,000,000.00 on a term basis (the “Loan”). The Loan shall be amortized over a period of five (5) years. The Loan shall mature on March 1, 2029 (the “Maturity Date”).
2.3.The note. At the time of the making of the Loan, Borrower will execute and deliver a note to Lender identified by number 50032148, in the form of Exhibit C (the “Note”).
2.4.Interest rate. The Note shall carry a fixed rate of interest of 8.590%. This rate includes an allocation of 15 basis points to cover the annual guaranty fee payable to Bank of North Dakota. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under the Note is computed using this method.

2.5.Payments of principal and interest. Borrower will pay this loan in fifty-nine (59) regular payments of $330,131.98 each and one irregular last payment of all outstanding principal and interest. Borrower's first payment is due April 1, 2024, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on March 1, 2029, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any escrow or reserve account payments as required under any mortgage, deed of trust, or other security instrument or security agreement securing this Note; then to any late charges; and then to any unpaid collection costs. All sums payable to Lender shall be paid directly to Lender in immediately available funds. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

2.6.Late Charge. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment.

2.7.Rate Limited by Law. All sums paid, or agreed to be paid, to Lender for the use, forbearance, and detention of the Indebtedness of Borrower to Lender, to the extent permitted by applicable law, shall be amortized, prorated, allocated, and spread throughout the full term of the note until payment is made in full so that the actual rate of interest does not exceed the highest lawful rate in effect in any particular time during the full term. If at any time the rate exceeds the highest lawful rate, the rate of interest to accrue pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement, to the highest lawful rate
2.8.Statements to Borrower. Lender shall, either by online portal or other reasonable means, make available to Borrower statements of all amounts due, which statements shall be considered correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary within 30 days of its receipt of any statement that it deems to be incorrect.

3.CONDITIONS PRECEDENT
3.1.Conditions Precedent. The obligation of Lender to make the Loan is subject to the following conditions precedent:
a.Pre-closing Requirements of Lender. Prior to the disbursement of the Loan (the “Closing”), Lender shall obtain, review, and determine, to its satisfaction, the following:
i.Title insurance on the Property showing no liens and encumbrances on the Property except Permitted Liens;
ii.Survey of the Property showing that the Improvements to the Property are limited to the Property;
iii.A subordination or release of the Mortgage and Security Agreement and Fixture Financing Statement with Assignment of Rents and Leases and with Deficiency Rights executed by APLD Hosting, LLC to Starion Bank, in the original amount of $15,000,000.00, dated July 25, 2022 and filed for record with the Stutsman County Recorder’s Office on August 4, 2022 at 10:10 a.m. as Document No. 0241530 (the “Starion Subordination”);
iv.Flood certifications on the Property showing that the Property is not in an area requiring flood insurance;
v.Evaluation completed on the Property verifying that the Loan amount is the lesser of $16,000,000.00 or 50% of the fair market value of the Property as determined by the Appraisal completed by Newmark Valuation & Advisory dated August 14, 2023;
vi. Environmental Transaction Screening Review regarding the Property; and
vii.Infrastructure easement from APLD Hosting to include all electrical, fiber, water, sewer, or any other critical infrastructure needed to run the data center (the “Infrastructure Easement”).
b.Documents required for closing. Borrower shall have delivered to Lender prior to Closing, the following:
i.the Note executed by Borrower of even date herewith;
ii.the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by Borrower of even date herewith;
iii.the Security Agreement executed by Borrower of even date herewith;
iv.the Contract Assignments executed by Borrower and consented to by third parties of even date herewith;
v.the Guaranties executed by Applied Digital Corporation, APLD Hosting, LLC and Sai Computing, LLC, of even date herewith;
vi.the ADA and Environmental Indemnity Agreement of even date herewith;
vii.a certified (as of the date of the closing) copy of Borrower's operating agreement;
viii.a copy, certified as of the most recent date practicable, by the Secretary of State of Delaware and Secretary of State of North Dakota, of Borrower's certificate of good standing, together with a certificate (as of the date of the closing) of Borrower's members to the effect that the Operating Agreement has not been amended since the date of the certification;
ix.A certificate, as of the date of the closing, signed by the members of Borrower, to the effect that:
A.the representations and warranties set forth within Section 5.1, are true as of the date of the closing;
B.the Borrower is in fee title to the Property;
C.no material adverse change has occurred; and
D.no Event of Default, and no event that with the giving of notice or passage of time, or both, would become such an Event of Default, has occurred as of such date.
x.a certified (as of the date of the closing) copy of Guarantors’ operating agreement or Bylaws, as the case may be;
xi.a copy, certified as of the most recent date practicable, by the Secretary of State of Delaware or Nevada, as applicable, and Secretary of State of North Dakota, of Guarantors’ certificate of good standing, together with a certificate (as of the date of the closing) of Guarantors’ managers or board to the effect that the Operating Agreement or Bylaws have not been amended since the date of the certification;
c.Payment of Fees and Costs. Borrower shall pay the following fees and costs at Closing:
i.Origination fee of $160,000.00;
ii.Guaranty fee to Bank of North Dakota $48,000.00;
iii.Title fees;
iv.Recording fees;
v.Appraisal fees;
vi.Flood certification fees; and
vii.Attorneys’ fees.
To the extent fees and costs are payable to Bank of North Dakota at Closing or during the administration of the loan, Borrower’s obligation is satisfied once it pays Lender the fees identified in this section and interest identified in §2.4.
3.2.Certain events. At the time of the Closing:
a.No event of default shall have occurred and be continuing, and no event shall have occurred and be continuing that, with the giving of notice or passage of time, or both, would be an event of default;
b.No material adverse change shall have occurred in the financial condition of Borrower or Guarantor since the date of this Agreement or the Closing, as applicable; and
c.All of the Collateral Documents shall have remained in full force and effect.
3.3.Legal matters. At the time of the closing, all incidental legal matters shall be satisfactory to counsel to Lender.

4.COLLATERAL SECURITY
4.1.Composition of the collateral. The property in which a security interest is granted pursuant to the provisions of section 4.2 through 4.5 is collectively called the “Collateral.” The Collateral, together with all of Borrower's other property of any kind held by Lender, shall stand as one general, continuing, collateral security for all Obligations and may be retained by Lender until all Obligations have been satisfied in full.
4.2.Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Mortgage”). As security for the prompt satisfaction of all Obligations, Borrower assigns, transfers, and sets over to Lender all of its right, title, and interest in and to, and grants Lender a lien on and a security interest in, all Properties and fixtures therein identified in Exhibit A, as more fully set forth in the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing attached hereto as Exhibit D.
4.3.Security Agreement. As further security for the prompt satisfaction of all Obligations, Borrower grants assigns, transfers, and sets over to Lender all of its right, title, and interest in and to, and grants Lender a security interest in the personal property of Borrower, as more fully set forth in the Security Agreement attached hereto as Exhibit E.
4.4.Collateral Assignment of Contracts (the “Contract Assignments”). As further security for the prompt satisfaction of all Obligations, Borrower grants, assigns, transfers, and sets over to Lender all of its right, title, and interest in and to, and grants Lender a security interest in the Electrical Services Agreement between APLD Hosting LLC and Borrower with the consent of Starion Bank (a copy of the Contract Assignment is attached hereto as Exhibit F-1). As further security for the prompt satisfaction of all Obligations, Applied Digital Corporation grants, assigns, transfers, and sets over to Lender all of its right, title, and interest in and to, and grants Lender a security interest in the following contracts: Terms of Service Agreement between Applied Digital Corporation and GPU Customers, currently [___]** dated June 28, 2023, [__]** dated July 7, 2023, [__]** dated September 29, 2023, and [__]** dated October 4, 2023 (collectively, the “GPU Customer Contracts”; a copy of the Contract Assignment is attached hereto as Exhibit F-2).
4.5.Guaranties. As further security for the prompt satisfaction of all Obligations, Guarantors absolutely, unconditionally, and irrevocably guaranty, as primary obligor and not merely as surety, the punctual payment, when due, whether at stated maturity, by acceleration, or otherwise, of all indebtedness, obligations, and liabilities of the Borrower to the Lender as more fully set forth in the Guaranties attached hereto as Exhibit G (the “Guaranties”).
4.6.Priority of liens. The above-stated liens shall be first and prior liens except for Permitted Liens.
5.REPRESENTATIONS AND WARRANTIES
5.1.Original Representations and Warranties. To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender as follows:
a.Borrower is a limited liability company organized, validly existing, and in good standing under the laws of Delaware; Borrower has the lawful power to own its Properties and to engage in the business it conducts; Borrower is qualified and in good standing as a foreign business entity in the jurisdictions in which the nature of the business transacted by it or property owned by it makes such qualification necessary; and Borrower has not changed its name, been the surviving partnership in a merger, acquired any business, or changed its principal executive office within 3 years prior to the effective date of this Agreement;

b.Borrower is not in default with respect to any of its existing Indebtedness, and the making and performance of this Agreement, the Note, and the Collateral Documents will not immediately or with the passage of time, or the giving of notice, or both:
i.violate the charter or bylaw provisions of Borrower, or violate any laws or result in a default under any contract, agreement, or agreement to which Borrower is a party or by which Borrower or its Property is bound; or
ii.result in the creation or imposition of any security interest in, or lien or encumbrance on, any of the assets of Borrower, except in favor of Lender;
c.Borrower has the power and authority to enter into and perform this Agreement, the Note, and the Collateral Documents, and to incur such Obligations, and has taken all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, the Note, and the Collateral Documents;
d.this Agreement and the Collateral Documents are, and the Note when delivered will be, valid, binding, and enforceable in accordance with their respective terms;
e.to Borrower’s knowledge, there is no pending order, notice, claim, litigation, proceeding, or investigation against or affecting Borrower or its Properties, whether or not covered by insurance, that would materially and adversely affect the business or prospects of Borrower if adversely determined;
f.Borrower has good and marketable title to all of its Property listed on Exhibit A, which are not subject to any security interest, encumbrance, lien, or claim of any third person, except for Permitted Liens;
g.the Financial Statements, including any schedules and notes pertaining to the statements, have been prepared in accordance with generally accepted accounting principles consistently applied, and fully and fairly present the financial condition of Borrower at the dates of the Financial Statements and the results of operations for the periods covered by the same, and there have been no material adverse changes in the consolidated financial condition or business of Borrower from the date of the Financial Statements to the date of this Agreement;
h.Borrower has had no material Indebtedness of any nature, including, but not limited to, liabilities for taxes and any interest or penalties relating to the same, except to the extent reflected (in a footnote or otherwise) and reserved against in the Financial Statements;
i.except as otherwise permitted in this Agreement, Borrower has filed all federal, state, and local tax returns and other reports they are required by law to file prior to the effective date of this Agreement and that are material to the conduct of its businesses; have paid or caused to be paid all taxes, assessments, and other governmental charges that are due and payable prior to the effective date of the same; and have made adequate provision for the payment of such taxes, assessments, or other charges accruing but not yet payable; and Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments, or charges, not provided for on its books;
j.Borrower has complied, in all material respects, with all applicable laws with respect to:
i.the conduct of its businesses; and
ii.the use, maintenance, and operation of the Real and Personal Property owned or leased by it in the conduct of its businesses;

k.no representation or warranty by Borrower contained in this Agreement or in any certificate or other document furnished by Borrower pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make such representations or warranty not misleading in light of the circumstances under which it was made;
l.each consent, approval, or authorization of, or filing, registration, or qualification with, any person required to be obtained or effected by Borrower in connection with the execution and delivery of this Agreement, the Note, and the Collateral Documents, or the undertaking or performance of such Obligations, has been obtained or effected;
m.Borrower has no material lease, contract, or commitment of any kind (such as employment agreements; collective bargaining agreements; powers of attorney; distribution arrangements; patent license agreements; contracts for future purchase or delivery of goods or rendering of services; bonus, pension, and retirement plans; or accrued vacation pay, insurance, and welfare agreements) in which it is in breach of; all parties to all such material leases, contracts, and other commitments to which Borrower is a party have complied in all material respects with provisions of such leases, contracts, and other commitments; no party is in default under any such leases, contracts, and other commitments, and no event has occurred that, but for the giving of notice or the passage of time, or both, would constitute a default;
n.Borrower has not made any agreement or has taken any action that may cause anyone to become entitled to a commission or finder's fee as a result of the making of the Loan; and
o.Borrower has no Subsidiaries.
5.2.Survival. All of the representations and warranties set forth in Section 5.1 shall survive until all Obligations are satisfied in full.
6.BORROWER'S COVENANTS
6.1.Affirmative Covenants. Borrower agrees with Lender that, so long as any of its Obligations arising under this Agreement remain unsatisfied, Borrower will comply with the following affirmative covenants:
a.Borrower will use the proceeds of the Loan only for the purposes set forth in section 2.1, and will furnish Lender such evidence as it may reasonably require with respect to such use.
b.Borrower will furnish Lender:
i.Borrower Business Tax Returns: APLD GPU-01, LLC: As soon as practicable but no later than 30 days after the filing with the United States Internal Revenue Service and applicate state taxing authorities, Borrower shall provide to Lender its annual Federal Tax Returns.
ii.Borrower Financial Statements: APLD GPU-01, LLC: As soon as available after the end of each quarter end, but in no event later than 45 days after the quarter end and 90 days after the fiscal year end, Borrower shall provide to Lender its income statement and balance sheet certified as accurate by an officer of APLD GPU-01 LLC.
iii.Guarantor Business Tax Returns: Applied Digital Corporation: As soon as practicable but no later than 30 days after the filing with the United States Internal Revenue Service and applicate state taxing authorities, Guarantor Applied Digital

Corporation shall provide to Lender its annual Federal Tax Returns. If an extension is filed, the guarantor is required to provide the bank with a copy of the extension documentation.
iv.Guarantor Business Tax Returns: APLD Hosting, LLC: As soon as practicable but no later than 30 days after the filing with the United States Internal Revenue Service and applicate state taxing authorities, Guarantor APLD Hosting, LLC shall provide to Lender its annual Federal Tax Returns. If an extension is filed, the guarantor is required to provide the bank with a copy of the extension documentation.
v.Guarantor Business Tax Returns: Sai Computing, LLC: As soon as practicable but no later than 30 days after the filing with the United States Internal Revenue Service and applicate state taxing authorities, Guarantor Sai Computing, LLC, shall provide to Lender its annual Federal Tax Returns. If an extension is filed, the guarantor is required to provide the bank with a copy of the extension documentation.
vi.Guarantor Financial Statements: Applied Digital Corporation: Annually, but in no event later than 90 days after fiscal year end, Guarantor Applied Digital Corporation shall provide to Lender its audited income statement and balance sheet for the fiscal year end.
vii.Guarantor Personal Financial Statement: APLD Hosting, LLC: Annually, but in no event later than 90 days after fiscal year end, Guarantor APLD Hosting, LLC shall provide to Lender its income statement and balance sheet for the fiscal year end, certified as accurate by an officer of APLD Hosting, LLC.
viii.Guarantor Personal Financial Statement: Sai Computing, LLC: Annually, but in no event later than 90 days after fiscal year end, Guarantor Sai Computing, LLC shall provide to Lender its income statement and balance sheet for the fiscal year end, certified as accurate by an officer of Sai Computing, LLC.
c.Borrower and Guarantor Applied Digital Corporation will furnish Lender within 30 days after Closing, and thereafter, within 45 days of each quarter end, a quarterly report, in a form reasonably acceptable to Lender, listing the GPU Customer Contracts being processed at the Real Property, the number of GPUs being used, total number of GPUs available, and, if not furnished to Lender previously but then obtained, a Consent to Assignment from each of the GPU Customers.
d.Borrower will maintain its Real Property and Personal Property in good condition and repair (normal wear and tear excepted) and will pay and discharge or will cause to be paid and discharged when due the cost of repairs to or maintenance of the same. Borrower agrees that, if it fails to pay or cause to be paid any such payment, Lender may do so and on demand to be reimbursed by Borrower within 5 business days.
e.Borrower will maintain, or cause to be maintained, public liability insurance and fire and extended coverage insurance on all assets owned by them, all in such form and amounts as are consistent with industry practices and with such insurers as may be satisfactory to Lender. The policies shall contain a provision by which they cannot be canceled except after 30 days' written notice to the Lender. Borrower will furnish to Lender such evidence of insurance as Lender may require. Borrower agrees that, if it fails to pay or cause to be paid the premium on any such insurance, Lender may do so and on demand be reimbursed by Borrower. Borrower assigns to Lender any returned or unearned premiums that may be due Borrower on cancellation of any such policies for any reason whatever and directs the insurers to pay Lender any amounts so due. Lender is appointed Borrower's attorney-in-fact (without requiring Lender to act as such) to endorse any check that may be payable to Borrower to collect such returned or unearned premiums or the proceeds of the insurance, and any amount so collected may be applied by Lender toward the satisfaction of any of the obligation.
f.Borrower will pay or cause to be paid when due all taxes, assessments, and charges or levies imposed on them or on any of their property or that any of them is required to withhold and pay over, except when contested in good faith by appropriate proceedings, with adequate reserves for the same having been set aside on their books. But Borrower shall pay or cause to be paid all such taxes, assessments, charges, or levies promptly when foreclosure on any lien that has attached (or security for the same) appears imminent.
g.Borrower will maintain:
i.Debt Service Coverage Ratio Pre-Distribution: The Borrower must maintain a minimum Debt Service Coverage Ratio of 1.20 to 1.00 (Pre-Distribution) as of each fiscal year end.
ii.Debt Service Coverage Ratio Post-Distribution: The borrower must maintain a minimum Debt Service Coverage Ratio of 1.00 to 1.00 (Post-Distribution) as of each fiscal year end.
(collectively, the "Financial Covenants”). Borrower will provide to Lender a Covenant Compliance Certificate beginning with fiscal year-end May 31, 2025 attesting to the Financial Covenants in a form reasonably acceptable to Lender (the “Covenant Compliance Certificate”). The Covenant Compliance Certificate will be due on or before 90 days after fiscal year end.
h.Borrower, within a reasonable time after written request, will make available for inspection by authorized representatives of Lender any of their books and records, and will furnish Lender any information reasonably requested regarding their business affairs and financial condition.
i.Borrower will take all necessary steps to preserve their corporate existence and comply with all present and future laws applicable to them in the operation of their respective businesses and all material agreements to which they are subject.
j.Borrower will collect their Accounts only in the ordinary course of business.
k.Borrower will keep accurate and complete records of their Property, Accounts, Inventory, and Equipment, consistent with sound business practices.
l.Borrower will give prompt notice to the Lender within 5 business days of:
i.any litigation or proceeding in which any of them is a party; and
ii.the institution of any other suit or proceeding involving any of them that might materially and adversely affect their operations, financial condition, Property, or business.
m.Borrower will pay when due (or within applicable grace periods) all Indebtedness due to third persons, except when the amount is being contested in good faith by appropriate proceedings and with adequate reserves for the same being set aside on the books of Borrower. If Borrower defaults in the payment of any principal (or installment of the same) of, or interest on, any such Indebtedness, Lender shall have the right, in its discretion, to pay the interest or principal for the account of Borrower and be reimbursed by Borrower on demand.
n.Borrower will notify Lender promptly within 5 business days if it becomes aware of the occurrence of any event of default or of any fact, condition, or event that, with the giving of notice or passage of time, or both, could become an event of default, or of the failure of Borrower to observe any of their respective undertakings under this Agreement.
o.Borrower will notify Lender 30 days in advance of any change in the location of any of their places of business or of the establishment of any new, or the discontinuance of any existing, place of business.
6.2.Negative Covenants: Borrower agrees with Lender that, so long as any of its Obligations arising under this Agreement remain unsatisfied, Borrower will comply with the following negative covenants:
a.Borrower will not change its name, enter into any sale, merger, consolidation, reorganization or recapitalization, or reclassify its partnership interests.
b.Borrower will not sell, transfer, lease, or otherwise dispose of all, or (except in the ordinary course of business) any material part of the Property, except as set forth herein.
c.Borrower will not mortgage, pledge, grant, or permit to exist a security interest in or lien on any of the Property, except for Permitted Liens.
d.Borrower will not incur, create, assume, or permit to exist any indebtedness related to the Property except:
i.the Loan;
ii.existing Indebtedness; and
iii.trade indebtedness incurred in the ordinary course of business.
e.Borrower will not declare or pay any dividends, or make any other payment or distribution on account of its partnership interests that would cause a violation of §6.1(f)(ii).
f.Borrower will not form any subsidiary or make any investment in, or make any Loan in the nature of an investment to, a person.
g.Borrower will not make any Loan or advance in excess of an aggregate of $25,000 to any officer, member, director, or employee of Borrower.
h.Borrower will not issue, redeem, purchase, or retire any of its partnership interests or grant or issue any warrant, right, or option pertaining to its partnership interests, or other security convertible into any of the foregoing.
i.Borrower will not enter into any sale-leaseback transaction.
j.Borrower will not acquire any stock in, or all or substantially all of the asset of, any person.
k.Borrower will not furnish Lender with any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.
7.DEFAULT AND REMEDIES

7.1.Events of default. The occurrence of any one or more of the following events shall constitute an event of default (“Event of Default”) under this Agreement:
a.Borrower or Guarantor shall fail to pay when due any installment of principal or interest, or any fee or charge payable under this Agreement or any other loan document between Lender and Borrower, and such failure shall continue for a period of five (5) days.
b.Borrower or Guarantor shall fail to observe or perform any other obligation to be observed or performed by it under this Agreement or under any of the Collateral Documents, and this failure shall continue for thirty (30) days after (a) notice of the failure from the Lender; or (b) the Lender is notified of the failure or should have been so notified pursuant to the provisions of this Agreement or the Mortgage, whichever is earlier, unless such failure, by its nature, is not capable of being cured within such period, and (y) within such period, Borrower commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (z) Borrower causes such failure to be cured no later than ninety (90) days after the date such notice was provided or should have been so provided.
c.Borrower or Guarantor shall fail to pay any Indebtedness due to any third persons, and this failure shall continue beyond any applicable grace period, unless the obligation to pay such Indebtedness is being contested by Borrower or Guarantor in good faith and Borrower or Guarantor has set aside the appropriate reserves to satisfy such Indebtedness.
d.Any Financial Statement, representation, warranty, or certificate made or furnished by Borrower or Guarantor to Lender in connection with this Agreement, or as inducement to Lender to enter into this Agreement, or in any separate statement or document to be delivered under this Agreement to Lender, shall be materially false, incorrect, or incomplete when made.
e.Any change in any zoning ordinance or regulation or any other public restriction is enacted, adopted, or implemented that limits or defines the uses which may be made of the Real Property such that the present or intended use of the Real Property, would be in violation of such zoning ordinance or regulation or public restriction, as changed.
f.Borrower fails duly to perform its obligations under any Lease, and such failure is not cured within the grace period, if any, provided in the Lease.
g.Without the written consent of Lender, Borrower Transfers, all or any part of the Property or any legal or beneficial interest therein (except for Transfers of the Property or the Accessories expressly permitted under the Mortgage). The Transfer of more than 10% of the membership interests in Borrower (whether in one or more transactions during the term of the Loan) shall be deemed to be an Event of Default.
h.Borrower or Guarantor shall admit in writing its inability to pay its debts as they mature, or shall make an assignment for the benefit of its or any of its creditors.
i.Proceedings in Bankruptcy, or for reorganization of Borrower or Guarantor, or for the readjustment of any of its respective debts, under the Bankruptcy Code, as amended, or any part of the same, or under any other laws, whether state or federal, for the relief of debtors, now or later existing, shall be commenced against Borrower and shall not be discharged within thirty (30) days of their commencement, or any such proceeding shall be commenced by Borrower.
j.A receiver or trustee shall be appointed for Borrower or Guarantor or for any substantial part of its assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of Borrower, and the receiver or trustee shall not be discharged within sixty (60) days of his or her appointment, or the proceedings shall not be discharged within sixty (60) days of their commencement, or Borrower shall discontinue business or materially change the nature of its business.
k.Borrower or Guarantor shall suffer final judgments for payment of money and shall not discharge the same within a period of thirty (30) days, unless, pending further proceedings, execution has not been commenced or, if commenced, has been effectively stayed.
l.A judgment creditor of Borrower or Guarantor shall obtain possession of any of the Collateral by any means, including, but not limited to, levy, distraint, replevin, or self-help.
m.The Collateral Documents cease to be in full force and effect (including failure of any Collateral Document to create a valid and perfected security interest or lien) at any time and for any reason.
7.2.Acceleration. Immediately, and without notice, on the occurrence of an Event of Default specified in Section 7.1 of this Agreement, all Obligations, whether under this Agreement or otherwise, shall immediately become due and payable without further action of any kind.
7.3.Remedies. After any acceleration, as provided in Section 7.2, Lender shall have, in addition to the rights and remedies given to it by this Agreement, the Note, the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, Collateral Assignment of Contact Documents and the Guaranty, all those rights and remedies allowed by all applicable laws, including, but not limited to, the Uniform Commercial Code as enacted in North Dakota.
8.MISCELLANEOUS
8.1.Construction of Agreement. The provisions of this Agreement shall be in addition to those of any Note or Collateral Document, or other evidence of liability held by Lender, all of which shall be construed as complementary to each other. Nothing contained in this Agreement shall prevent Lender from enforcing any or all other Notes or Collateral Document in accordance with their respective terms.
8.2.Further Assurances. From time to time, Borrower shall execute and deliver to Lender such additional documents and will provide such additional information as Lender may reasonably require to carry out the terms of this Agreement and be informed of Borrower's status and affairs.
8.3.Enforcement and Waiver by Lender. Lender shall have the right at all times to enforce the provisions of this Agreement and the Collateral Documents in strict accordance with their terms, notwithstanding any conduct or custom on the part of Lender in refraining from so doing at any time or times. The failure of Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of Lender are cumulative and concurrent, and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.
8.4.Expenses of Lender. Borrower, on demand, will reimburse Lender for all expenses, including the reasonable fees and expenses of legal counsel for Lender, incurred by Lender in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the Collateral Documents, and the collection or attempted collection of the note.

8.5.Notices. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person, or, if sent, by certified mail, postage prepaid, return receipt requested, or telegraph, as follows, unless the address is changed by written notice:
If to Borrower:
APLD GPU-01, LLC
Attn: David Rench
3811 Turtle Creek Blvd., Ste. 2100
Dallas, TX 75219

With a copy to Guarantors:
Applied Digital Corporation
Attn: Wesley Cummins
3811 Turtle Creek Blvd., Ste. 2100
Dallas, TX 75219

APLD Hosting, LLC
Attn: David Rench
3811 Turtle Creek Blvd., Ste. 2100
Dallas, TX 75219

Sai Computing, LLC
Attn: David Rench
3811 Turtle Creek Blvd., Ste. 2100
Dallas, TX 75219

If to Lender:
Cornerstone Bank
Attn: Dale Hetland
2280 45th St. S.
Fargo, ND 58104

    With a copy to:

John M. Krings, Jr.
Kaler Doeling PLLP
3429 Interstate Blvd S
Fargo, ND 58103

8.6.Waiver and Release by Borrower. To the maximum extent permitted by applicable laws, Borrower:
a.waive (i) protest of all commercial paper at any time held by Lender on which Borrower is in any way liable; and (ii) notice of acceleration and of intention to accelerate, and notice and opportunity to be heard, after acceleration in the manner provided in Section 7.2, before exercise by Lender of the remedies of self-help, set off, or of other summary procedures committed by any applicable laws or by any agreement with Borrower, and, except when required by this Agreement or by any applicable laws, notice of any other action taken by Lender; and

b.release Lender and its officers, attorneys, agents, and employees from all claims for loss or damage caused by any act or omission on the part of any of them, except gross negligence or willful misconduct.
8.7.Governing Law. This agreement shall be governed by, construed, and enforced in accordance with the laws of North Dakota.
8.8.Binding Effect. This agreement shall inure to the benefit of, and shall be binding on, the respective successors and permitted assigns of the parties.
8.9.Assignment. Borrower has no right to assign any of its rights or Obligations under this Agreement without the prior, express, and written consent of Lender, which consent shall not be withheld, conditioned, or delayed unreasonably.
8.10.Lender Assignment/Participation. Lender may, at any time, without the consent of or notice to the Borrower, sell participations to any lender in all or a portion of such Lender's rights and/or obligations under this Agreement provided that (i) Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Lender shall remain the holder of any such Note for all purposes of this Agreement, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification, or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver, or other modification that would reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder; postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder; or increase the Commitment or extend the maturity date of any Loans, in each case to the extent subject to such participation, or release a material portion of the Collateral or value of the Guaranties.
8.11.Entire Agreement. This agreement shall constitute the entire agreement between the parties and any prior understanding or representation of any kind preceding the date of this Agreement shall not be binding on either party except to the extent incorporated in this Agreement.
8.12.Modification of Agreement. Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in a writing signed by each party or an authorized representative of each party.
8.13.Attorneys’ Fees. If any action is filed in relation to this Agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all sums that either party may be called on to pay, a reasonable sum for the successful party's attorneys' fees.
8.14.Headings. The titles to the sections and paragraphs of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Agreement.
8.15.Severability. If any provision of this Agreement shall be held invalid under any applicable laws, the invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions of this Agreement are severable.

8.16.Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.
[Signatures on following page.]

IN WITNESS WHEREOF, the parties have executed this Agreement at Fargo, North Dakota, the day and year first set forth above.

BORROWER
APLD GPU-01, LLC

/s/David Rench_____________________________
By: David Rench
Its: Manager

ACCEPTED AND AGREED TO:
CORNERSTONE BANK

/s/Dale Hetland_____________________________
By: Dale Hetland
Its: Vice President

CONSENT AND ACKNOWLEDGEMENT OF GUARANTORS
The undersigned Guarantors have read and reviewed the foregoing Loan Agreement between APLD GPU-01, LLC and Cornerstone Bank, consent to the Loan Agreement, and agree to provide the Guaranties referenced in the Loan Agreement as a condition of the Loan Agreement. But for the Guaranties of the Guarantors, Lender would not enter into this Loan Agreement with Borrower. This Consent and Acknowledgement is signed and effective this 28th day of February, 2024.
GUARANTORS

APPLIED DIGITAL CORPORATION

By: /s/Wesley Cummins
    Wesley Cummins
    Its: Chief Executive Officer and Secretary

APLD HOSTING, LLC

By: /s/David Rench
    David Rench
    Its: Manager

SAI COMPUTING, LLC

By: /s/David Rench
    David Rench
    Its: Manager

EXHIBIT A
REAL PROPERTY

EXHIBIT B
PERSONAL PROPERTY

EXHIBIT C
NOTE

EXHIBIT D
MORTGAGE

EXHIBIT E
SECURITY AGREEMENT

EXHIBIT F-1
CONTRACT ASSIGNMENTS

EXHIBIT F-2
CONTRACT ASSIGNMENTS

EXHIBIT G
GUARANTIES